AMENDED AND RESTATED ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT, amended and restated as of the 26th day of February, 2007.

AMONG:

MIDWAY GOLD CORP., a company incorporated under the laws of the Province of British Columbia and having a head office at Unit 1 - 15782 Marine Drive, White Rock, BC, V4B 1E6

(hereinafter referred to as “Midway”)

AND:

PN ACQUISITION LTD., a company that is a wholly-owned subsidiary of Midway and  incorporated under the laws of the Province of British Columbia

(hereinafter referred to as “Acquisitionco”)

AND:

PAN-NEVADA GOLD CORPORATION, a company incorporated under the laws of the Province of British Columbia and having its registered office at 10th Floor, 595 Howe Street, Vancouver, BC  V6C 2T5

(hereinafter referred to as “P-N”)

WHEREAS:

A.

Midway, Acquisitionco, and P-N have agreed to proceed with a proposed plan of arrangement pursuant to Division 5 of Part 9 of the provisions of the BCBCA whereby P-N proposes to convene a meeting of its shareholders to consider the Arrangement on the terms and conditions set forth in the Plan of Arrangement attached as Appendix I hereto;

B.

In connection with the Arrangement, the parties propose that Midway will acquire all of the outstanding common shares in the capital of P-N by an exchange of securities with the result that the current shareholders of Midway will retain their current shareholdings in Midway and the current shareholders of P-N will receive Midway Common Shares, all pursuant to a certain specified share exchange ratio, and all as more particularly set out in the Plan of Arrangement attached as Appendix I hereto;

C.

Acquisitionco is a wholly-owned subsidiary of Midway, incorporated solely for the purposes of merging with P-N in connection with the Arrangement, and has not carried on any active business;

D.

Each of the parties to this Agreement has agreed to participate in and support the Arrangement; and

E.

The parties have determined that it is advisable to amend and restate this Agreement as of February 26, 2007, which amended and restated Agreement will replace in its entirety the original Arrangement Agreement dated January 31, 2007 among the parties.

NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the premises and the respective covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto covenant and agree as follows:

ARTICLE 1 - INTERPRETATION

1.1

Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms will have the following meanings:

(a)

“1933 Act” means the United States Securities Act of 1933, as amended;

(b)

“Affiliate” in respect of any person means any other person that, directly or through one or more intermediaries, controls or is controlled by or is under common control with such person and, for the purpose of this definition, “control” means the direct or indirect possession of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.  When used in relation to a business, “Affiliate” means, for periods both before and after the Effective Date, Affiliates as determined after giving effect to the Arrangement;

(c)

“Arrangement” means the statutory arrangement involving Midway, Acquisitionco, P-N, and the P-N Shareholders proposed under the provisions of sections 288 to 299 of the BCBCA on the terms and conditions set out in the Plan of Arrangement or any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement;

(d)

“Arrangement Agreement” or “this Agreement” means this arrangement agreement governing the terms and conditions of the Arrangement and includes all appendices, schedules and exhibits hereto, as amended and restated as of February 26th, 2007 as the same may be supplemented or amended;

(e)

“Arrangement Filings”  means the records and information provided to, and the records filed with, the Registrar under section 292(a) of the BCBCA that the Registrar requires, to give effect to any provisions of the Arrangement, together with a copy of the entered Final Order;

(f)

“Associate” has the meaning set out in subsection 1(1) of the Securities Act (British Columbia);

(g)

“BCBCA” means the Business Corporations Act (British Columbia);

(h)

“Business Day” means any day, which is not a Saturday or a Sunday, or a statutory holiday in British Columbia;

(i)

“Circular” means the definitive form, together with any amendments thereto, of the management proxy circular of P-N to be prepared and sent to the P-N Shareholders in connection with the P-N Meeting;

(j)

“Court” means the Supreme Court of the Province of British Columbia;

(k)

“Effective Date” means the date on which all conditions to the completion of the Arrangement as set out in Article 5 have been satisfied or waived in accordance with the provisions of this Agreement and all documents agreed to be delivered hereunder have been delivered to the satisfaction of the parties hereto, acting reasonably, and on which the Arrangement Filings are filed with the Registrar;

(l)

“Effective Time” means 12:01 am, Vancouver time, on the Effective Date;

(m)

“Final Order” means the final order of the Court approving the Arrangement pursuant to the BCBCA;

(n)

“Interim Order” means the interim order of the Court made pursuant to the application contemplated by section 4.5 hereof;

(o)

“Loss” means any loss, liability, damage, cost, expense, charge, fine, penalty or assessment of whatever nature or kind, including Taxes, the reasonable out-of-pocket costs and expenses of any action, suit, proceeding, demand, assessment, judgment, settlement or compromise relating thereto, fines and penalties and reasonable legal fees (on a solicitor and its own client basis) and expenses incurred in connection therewith, excluding loss of profits and consequential damages;

(p)

“Person” means and includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, a trustee, executor, administrator or other legal representative and the Crown or any agency or instrumentality thereof;

(q)

“Plan of Arrangement” means the plan of arrangement which is attached as Appendix I hereto and any amendment or variation thereto made in accordance with Article 6 of the Plan of Arrangement;

(r)

“P-N Business” means the business currently carried on by P-N, specifically, the acquisition and exploration of gold exploration properties and other exploration mineral properties in Nevada;

(s)

“P-N Meeting” means the special meeting of the P-N Shareholders to be held to consider, among other matters, the Arrangement, and any postponement or adjournment thereof;

(t)

“P-N Securityholder” means any P-N Shareholder or any holder of existing P-N Options or P-N Warrants;

(u)

 “P-N Shareholder” means a holder of existing P-N Common Shares;

(v)

“Registrar”  means the Registrar of Companies appointed under section 400 of the BCBCA;

(w)

“Representatives” means, collectively, the directors, officers, employees and agents of a party at any time and their respective heirs, executors, administrators and other legal representatives;

(x)

“Securityholder” means a holder of securities of one of the parties to this Agreement, as the context requires;

(y)

“Special Resolution” means a resolution passed by a majority of not less than two thirds of the votes cast by the P-N Shareholders who vote in respect of such resolution at the P-N Meeting;

(z)

“Subsidiary” means, with respect to a specified body corporate, a body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of directors thereof, whether or not shares of any other class or classes will or might be entitled to vote upon the happening of any event or contingency, are at the time owned, directly or indirectly, by such specified body corporate, and includes a body corporate in like relation to a subsidiary;

(aa)

“Superior Proposal” has the meaning set out in section 7.1 of this Agreement;

(bb)

“Support Agreement” means an agreement between Midway and certain P-N Shareholders pursuant to which, among other things, each such shareholder agrees, on the terms and subject to the conditions therein, irrevocably to support the Arrangement and to vote the P-N Common Shares referenced in said agreement in favour of the Arrangement;

(cc)

“Taxes” includes all applicable present and future income taxes, capital taxes, stamp taxes, charges to taxes, withholdings, sales and use taxes, value added taxes and goods and services taxes and all penalties, interest and other payments on or in respect thereof;

(dd)

“Treasury Regulations” means the U.S. Federal income tax regulations, including any temporary regulations, from time to time promulgated under the U.S. Tax Code;

(ee)

“U.S. Tax Code”  means the United States Internal Revenue Code of 1986 as amended from time to time; and

(ff)

“the Hearing” means the Court hearing at which the Final Order will be sought.

All capitalized words used in this Agreement and not otherwise defined herein will have the meanings set forth in the Plan of Arrangement.

1.2

Headings

The division of this Agreement into articles, sections and other portions and the insertion of headings are for convenience of reference only and will not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof” and “hereunder” and similar expressions refer to this Agreement (including the appendices hereto) as a whole and not to any particular article, section or other portion hereof and includes any agreement, document or instrument supplementary or ancillary hereto.

1.3

Construction

In this Agreement, unless something in the context is inconsistent therewith:

(a)

the words “include” or “including” when following any general term or statement are not to be construed as limiting the general term or statement to the specific items or matters set forth or to similar items or matters, but rather as permitting it to refer to all other items or matters that could reasonably fall within its broadest possible scope;

(b)

a reference to a statute will be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation;

(c)

a reference to time or date is to the local time or date in Vancouver, British Columbia, unless specifically indicated otherwise;

(d)

reference to a particular corporation includes the corporation derived from the amalgamation of the particular corporation, or of a corporation to which such reference is extended by this paragraph (d), with one or more other corporations;

(e)

a word importing the masculine gender includes the feminine or neuter and a word importing the singular includes the plural and vice versa; and

(f)

a reference to “approval”, “authorization”, “consent”, “designation” or “notice” means written approval, authorization, consent, designation or notice unless specifically indicated otherwise.

1.4

Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day in the place where the action is required to be taken, such action will be required to be taken on the next succeeding day which is a Business Day at such place, unless otherwise agreed to.

1.5

Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada unless otherwise specified.

1.6

Accounting Principles

Whenever in this Agreement reference is made to generally accepted accounting principles, such reference will be deemed to be to the Canadian generally accepted accounting principles from time to time approved by the Canadian Institute of Chartered Accountants, or any successor thereto, applicable as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles.

1.7

Appendix

The attached Appendix I, entitled “Plan of Arrangement”, will be deemed to be incorporated into and form part of this Agreement.

1.8

Entire Agreement

This Agreement, together with the appendices, agreements and other documents herein or therein referred to, constitutes the entire agreement among the parties pertaining to the subject matter hereof and cancels and supersedes the letter agreement dated December 10, 2006 between Midway and P-N and all prior agreements, understandings, negotiations and discussions, whether oral or written, among the parties with respect to the subject matter hereof.

ARTICLE 2  - EFFECTIVE DATE OF ARRANGEMENT

2.1

Arrangement

Midway, Acquisitionco and P-N agree to effect the Arrangement pursuant to the provisions of sections 288 to 299 of the BCBCA and otherwise on the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

2.2

Effective Date and Time of Arrangement

The Arrangement will become effective at the Effective Time on the Effective Date, or on such date as otherwise agreed by the parties.

2.3

Commitment to Effect Arrangement

Subject to satisfaction of the terms and conditions of this Agreement, the parties will each use all reasonable efforts and do all things reasonably required to cause the Arrangement to become effective on the Effective Date and, in conjunction therewith, to cause the transactions contemplated by the Plan of Arrangement to be completed on or prior to the Effective Date. Without limiting the generality of the foregoing, each of Midway and P-N will proceed forthwith to obtain conditional approval of the TSX-V to the Arrangement and the transactions contemplated thereunder.  P-N will proceed forthwith to call the P-N Meeting and apply for the Interim Order and, upon obtainment thereof, P-N will mail the Circular to the P-N Shareholders.

2.4

Filing of Final Order

Subject to the rights of termination contained in Article 6 hereof, upon receipt of TSX-V conditional approval of the Arrangement, the P-N Shareholders approving the Arrangement by Special Resolution in accordance with the provisions of the Interim Order and the BCBCA, P-N obtaining the Final Order, and the other conditions contained in Article 5 hereof being satisfied or waived, Midway and P-N will file a copy of the Final Order together with such other documents as may be required to be filed pursuant to sections 288 to 299 of the BCBCA in order to make the Arrangement effective on the Effective Date.  Upon the Arrangement becoming effective, Midway and P-N will exchange such other documents as may be necessary or desirable in connection with the completion of the transactions contemplated by this Agreement and the Plan of Arrangement.

2.5

United States Section 3(a)(10) Exemption

The parties agree that the Arrangement will be carried out with the intention that all securities issued on completion of the Arrangement to P-N Securityholders will be issued by Midway in reliance on the exemption from the registration requirements of the 1933 Act provided by Section 3(a)(10) of the 1933 Act (the “Section 3(a)(10) Exemption”).  In order to ensure the availability of the Section 3(a)(10) Exemption, the parties agree that the Arrangement will be carried out on the following basis;

(a)

the Arrangement will be subject to the approval of the Court;

(b)

the Court will be advised as to the intention of the parties to rely on the Section 3(a)(10) Exemption prior to the Hearing;

(c)

the Court will be required to satisfy itself as to the fairness of the Arrangement;

(d)

the Final Order will expressly state that the Arrangement is approved by the Court as being fair to the P-N Securityholders to whom securities will be issued;

(e)

P-N will ensure that each P-N Securityholder entitled to receive securities on completion of the Arrangement will be given adequate notice advising them of their right to attend the Hearing and providing them with sufficient information necessary for them to exercise that right;

(f)

the P-N Securityholders will be advised that the securities issued in the Plan of Arrangement have not been registered under the 1933 Act and will be issued  by Midway in reliance on the exemption from the registration requirements of the 1933 Act provided by Section 3(a)(10) of the 1933 Act and may be subject to restrictions on resale under the securities laws of the United States, including, as applicable, Rules 144 and 145 under the 1933 Act with respect to affiliates;

(g)

the Interim Order approving the P-N Meeting to approve the Arrangement will specify that each P-N Securityholder will have the right to appear before the Court at the Hearing so long as such P-N Securityholder enters an appearance within a reasonable time; and

(h)

the Final Order will include a statement to the following effect:

“This Order will serve as a basis of a claim to an exemption, pursuant to section 3(a)(10) of the United States Securities Act of 1933 from the registration requirements otherwise imposed by that Act, regarding the distribution of securities of Midway pursuant to the Plan of Arrangement.”

2.6

Tax Matters

The parties intend to adopt this Agreement and the Plan of Arrangement as a plan of reorganization and to treat the transactions contemplated thereunder as reorganization in accordance with the provisions of section 368(a)(2)(E) of the U.S. Tax Code for United States Federal income tax purposes.  Except as provided in this Agreement, none of the parties will take any action that would cause the reorganization not to qualify as a reorganization in accordance with section 368(a)(2)(E) of the U.S. Tax Code.  However, neither Midway nor P-N makes any representation or warranty to the other party or to any P-N Shareholder, Midway Shareholder or other holder of P-N securities or Midway securities (including, without limitation, stock options) regarding the United States tax treatment of such transactions, whether such transactions will quality as a tax deferred plan of reorganization under the U.S. Tax Code, or any of the United States tax consequences to any shareholder or other holder under this Agreement or the Plan of Arrangement, and P-N and Midway acknowledge that Midway, P-N and the P-N Shareholders are relying solely on their own tax advisors in connection with this Agreement and the Plan of Arrangement and related transactions and agreements.

ARTICLE 3  - REPRESENTATIONS AND WARRANTIES

3.1

Representations and Warranties of Midway, Acquisitionco, and P-N

Each of the parties represents and warrants to each other as follows:

(a)

it is a corporation duly incorporated or continued and validly subsisting under the laws of the Province of British Columbia and has full capacity and authority to enter into this Agreement and, subject to obtaining the requisite approvals contemplated hereby, to perform its obligations hereunder;

(b)

it has taken all corporate actions necessary to authorize the execution and delivery of this Agreement, and this Agreement has been duly authorized by it;

(c)

neither the execution and delivery of this Agreement nor the performance of any of its covenants and obligations hereunder will constitute a material default under, or be in any material contravention or breach of:

(i)

any provision of its constating documents or governing documents;

(ii)

any judgment, decree, order, law, statute, rule or regulation applicable to it; or

(iii)

any agreement or instrument to which it is a party or by which it is bound;

(d)

no dissolution, winding-up, bankruptcy, liquidation or similar proceedings have been commenced or are pending or proposed in respect of it; and

(e)

it has the requisite organizational power and authority and all necessary governmental approvals to own, lease and operate the properties and assets it currently owns, operates or holds under lease and to carry on its business as it is now being conducted.

3.2

Representations by P-N

P-N represents and warrants to Midway and Acquisitionco as follows:

(a)

To P-N’s knowledge, it is not a “controlled foreign corporation” as defined in the U.S. Tax Code;

(b)

P-N is a “passive foreign investment company as defined in Section 1297(a) of the U.S. Tax Code and has been so prior to January 1, 2007 and continuously since January 1, 2006;

(c)

P-N operates at least one significant historical business line (e.g. the P-N Business as defined herein), or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulations Section 1.368-1(d);

(d)

To P-N’s knowledge, there is no fact or circumstance, and P-N does not have a plan or intention to take or refrain from taking any action, other than action contemplated by this Agreement, that would be reasonably likely to prevent the

Plan of Arrangement from qualifying as a reorganization pursuant to the provisions of Section 368 of the U.S. Tax Code;

(e)

To P-N’s knowledge, there is no fact or circumstance that P-N would be subject to tax under section 897 of the U.S. Tax Code as a result of the Plan of Arrangement.

3.3

Representations by Midway

Midway represents and warrants to P-N and Acquisitionco as follows:

(a)

To Midway’s knowledge, Midway is a “passive foreign investment company” as defined in section 1297(a) of the U.S. Tax Code and has been continuously since January 1, 2007;

(b)

Following the merger as contemplated in the Plan of Arrangement, the merged P-N will continue the P-N Business or use a significant portion of P-N’s historic business assets in a business, in each case within the meaning of Treasury Regulations Section 1.368-1(d);

(c)

There is no intercorporate indebtedness existing among Midway, P-N or Acquisitionco that was issued, acquired or will be settled at a discount;

(d)

Midway has no current plan or intention to sell or otherwise dispose of any of P-N’s assets, except for dispositions made in the ordinary course of business, or transfers described in section 368(a)(2)(C) or the regulations thereunder;

(e)

To Midway’s knowledge, there is no fact or circumstance, and Midway does not have a plan or intention to take or refrain from taking any action, other than action contemplated by this Agreement, that would be reasonably likely to prevent the plan of Arrangement from qualifying as a reorganization pursuant to the provisions of Section 368 of the U.S. Tax Code.

(f)

To Midway’s knowledge, there is no fact or circumstance that Midway would be subject to tax under section 897 of the U.S. Tax Code as a result of the Plan of Arrangement.

ARTICLE 4  - COVENANTS

4.1

Covenants of Midway

Midway hereby covenants and agrees with P-N as follows:

(a)

its current and fully diluted share capital are as described in the Circular;

(b)

it does not have any material liabilities or obligations other than such liabilities or obligations disclosed in the Circular, including the financial statements included therein and none of the information supplied by it for inclusion in the Circular omits to state any material liabilities or obligations incurred since the date of such financial statements;

(c)

 other than as disclosed in the Circular, there is no claim, action, proceeding or investigation pending or, to its knowledge, threatened against it, any of its Subsidiaries, or any of its properties or assets before any court, arbitrator or governmental authority, which, if adversely determined, could result in, individually or in the aggregate, a material adverse change or prevent or materially delay the consummation of the Arrangement;

(d)

none of the information supplied by it for inclusion in the Circular contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

(e)

until the Effective Date, Midway, and each of its Subsidiaries, will carry on its business in the ordinary course and will not enter into any transaction or material agreements or incur any obligation or liability out of the ordinary course of its business, except for transactions, material agreements or liabilities which have already been publicly disclosed and except as contemplated in this Agreement;

(f)

except for transactions which have already been publicly disclosed and except as contemplated in this Agreement, until the Effective Date, Midway will not, and will not suffer or permit any of its Subsidiaries to, merge into or with, or amalgamate, consolidate or enter into any other corporate reorganization with, any other corporation or Person or perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(g)

it will perform the obligations required to be performed by it, and will enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and will do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and, without limiting the generality of the foregoing, Midway will:

(i)

sign a special resolution as a sole shareholder of Acquisitionco in favour of the approval of the Arrangement; and

(ii)

seek such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1;

(h)

it, by mutual agreement with the directors of P-N, will immediately after the Effective Date, appoint John Watson and William Sheriff as directors on Midway’s board of directors; and

(i)

it will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date.

4.2

Covenants of P-N

P-N hereby covenants and agrees with Midway and Acquisitionco as follows:

(a)

its current and fully diluted share capital are as described in the Circular;

(b)

it does not have any material liabilities or obligations other than such liabilities or obligations disclosed in the Circular, including the financial statements included therein and none of the information supplied by it for inclusion in the Circular omits to state any material liabilities or obligations incurred since the date of such financial statements;

(c)

other than as disclosed in the Circular, there is no claim, action, proceeding or investigation pending or, to its knowledge, threatened against it, any of its Subsidiaries, or any of its properties or assets before any court, arbitrator or governmental authority, which, if adversely determined, could result in, individually or in the aggregate, a material adverse change or prevent or materially delay the consummation of the Arrangement;

(d)

none of the information supplied by it for inclusion in the Circular contains any untrue statement of a material fact, or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading;

(e)

until the Effective Date, P-N, and each of its Subsidiaries, will carry on its business in the ordinary course and will not enter into any transaction or material agreements or incur any obligation or liability out of the ordinary course of its business except for transactions, material agreements or liabilities which have already been publicly disclosed and except as contemplated in this Agreement;

(f)

except for transactions which have already been publicly disclosed and except as contemplated in this Agreement, until the Effective Date, P-N will not merge, and will not suffer or permit any of its Subsidiaries to merge, into or with, or amalgamate, consolidate or enter into any other corporate reorganization with, any other corporation or Person or perform any act or enter into any transaction or negotiation which reasonably could be expected to, directly or indirectly, interfere or be inconsistent with the completion of the Arrangement or other transactions contemplated by this Agreement;

(g)

it will, in a timely and expeditious manner, mail, deliver or cause to be mailed or delivered the Circular and all proxy and meeting materials required by the BCBCA to the P-N Shareholders (and any other person to whom P-N may be required to deliver the Circular) all in accordance with the terms of the Interim Order and applicable law;

(h)

its board of directors will, prior to mailing the Circular and all proxy and meeting materials to the P-N Shareholders, obtain an opinion from P-N’s financial advisors that the consideration under the Arrangement is fair, from a financial point of view, to the P-N Shareholders, and provide Midway with a written copy of such opinion as soon as practicable.

(i)

it will perform the obligations required to be performed by it, and will enter into all agreements required to be entered into by it under this Agreement and the Plan of Arrangement and will do all such other acts and things as may be necessary or desirable in order to carry out and give effect to the Arrangement and related transactions as described in the Circular and, without limiting the generality of the foregoing, P-N will seek:

(i)

the Interim Order and the Final Order as provided for in section 4.5;

(ii)

the approval of the P-N Shareholders required for the implementation of the Arrangement; and

(iii)

such other consents, orders, rulings, approvals and assurances as counsel may advise are necessary or desirable for the implementation of the Arrangement, including those referred to in section 5.1;

(j)

it will convene the P-N Meeting as soon as practicable;

(k)

it will use all reasonable efforts to cause each of the conditions precedent set out in sections 5.1 and 5.2 to be complied with on or before the Effective Date;

(l)

the board of directors of P-N immediately prior to Effective Date will consist of the directors of P-N who are on P-N’s board of directors as at the date of this Agreement and, such directors will resign on the Effective Date; and

(m)

subject to the approval of the P-N Shareholders to the Arrangement and the sole shareholder of Acquisitionco being obtained for the completion of the transactions contemplated by the Agreement, including the merger, and subject to the obtaining of all the applicable regulatory approvals, thereafter jointly with Acquisitionco file with the Registrar the Arrangement Filings.

4.3

Covenants of Acquisitionco

Acquisitionco hereby covenants and agrees with P-N as follows:

(a)

from the date of execution hereof to the Effective Date, except with the prior written consent of P-N, it will not conduct any business which would prevent Acquisitionco from performing any of its obligations hereunder;

(b)

on the Effective Date, Acquisitionco will be a corporation which has, at no time, carried on any active business (other than is necessary to effect the Arrangement);

(c)

use its best efforts to cause each of the condition precedents set forth in section 5.1 of this Agreement to be complied with; and

(d)

subject to the approval of the P-N Shareholders and the sole shareholder of Acquisitionco being obtained and subject to the obtaining of all the applicable regulatory approvals, thereafter jointly with P-N file with the Registrar the Arrangement Filings.

4.4

Mutual Tax-Related Representation and Warranties

Each of Midway and P-N represents and warrants to each other as follows:

(a)

it has duly and timely filed, in proper form, all returns (collectively, the "Tax Returns") it was required to file in respect of taxes under the Income Tax Act (Canada), the Excise Tax Act (Canada), the Income Tax Act of British Columbia, the tax legislation of any other province of Canada or any foreign country having jurisdiction over its affairs or the affairs of a Subsidiary, for all prior periods in respect of which such filings have heretofore been required,

(b)

all Taxes shown in all Tax Returns and all Taxes owing, or accrued, on or prior to the Effective Date, whether or not the related Tax Returns have been filed, and all remittances of Taxes collected on behalf of any taxing authority owing on or prior to the Effective Date have been paid or accrued in its financial statements;

(c)

all payments by it or any Subsidiary to any non-resident of Canada has been made in accordance with all applicable legislation in respect of withholding taxes;

(d)

it has withheld from each payment made to any of its officers, directors, former directors and employees the amount of all Taxes and other deductions required to be withheld therefrom and has paid the same to the proper tax or other authority within the time required under any applicable tax legislation; and

(e)

it has no materially adverse information or knowledge of any materially adverse fact relating to the Tax Returns, which has not been disclosed to the other parties.

4.5

Interim Order and Final Order

Midway and P-N each covenant and agree that each will support each other at the application for the Interim Order and the Hearing.  The Interim Order will provide for, among other things, the calling and holding of the P-N Meeting for the purpose of, among other matters, considering and, if deemed advisable, approving the Arrangement. P-N covenants and agrees that if the approval of the Arrangement by the P-N Shareholders as set forth in the Interim Order is obtained by P-N, as soon as practicable thereafter, P-N will take the necessary steps to submit the Arrangement to the Court and apply for the Final Order in such fashion as the Court may direct.

ARTICLE 5  - CONDITIONS

5.1

Mutual Conditions Precedent

The respective obligations of each party hereto to complete the transactions contemplated by this Agreement, and the obligation of the parties to file a copy of the Final Order and such other documents as may be required to be filed pursuant to sections 288 to 299 of the BCBCA in order to give effect to the Arrangement, will be subject to the satisfaction, on or before the Effective Date, of the following conditions:

(a)

the board of directors of each of Midway and P-N will have unanimously approved the Arrangement and the entering into this Agreement;

(b)

the Interim Order will have been granted in form and substance satisfactory to Midway and P-N, acting reasonably;

(c)

the Arrangement, with or without amendment, will have been approved at the P-N Meeting by the P-N Shareholders in accordance with the Interim Order;

(d)

the Final Order will have been granted in form and substance satisfactory to Midway and P-N, acting reasonably;

(e)

the TSX-V will have conditionally accepted the Arrangement and confirmed that the Midway New Common Shares, Midway New Option Shares and Midway New Warrant Shares have been conditionally listed on the TSX-V;

(f)

all other consents, orders, rulings, approvals and assurances, including regulatory and judicial approvals and orders required, necessary or desirable for the Arrangement to become effective will have been obtained or received from the Persons, authorities or bodies having jurisdiction in the circumstances, in a form acceptable to Midway and P-N, acting reasonably;

(g)

the issue of the Midway securities issuable pursuant to the Arrangement will have been approved by all necessary corporate action to permit the Midway Shares to be issued as fully paid and non-assessable common shares; Midway New Options and Midway New Warrants will have been duly created and authorized, and the Midway Shares issuable on their exercise will be fully paid and non-assessable common shares of Midway upon receipt of payment therefor and compliance with the terms of their issuance; and the issuances of the above Midway securities under the Arrangement will be exempt from the registration requirements of the U.S. Securities Act and from the registration and prospectus requirements of applicable securities laws in each of the provinces and territories of Canada in which holders of securities of Pan-Nevada are resident;

(h)

notices of dissent will not have been delivered by P-N Shareholders holding such number of P-N Common Shares that is greater than five percent 5% of the total P-N Common Shares issued and outstanding on the Effective Date;

(i)

all the directors, officers, and certain Securityholders of P-N holding in the aggregate more than 50% of the issued P-N Common Shares will have executed a Support Agreement before the P-N Meeting;

(j)

P-N and Midway shall not have issued any new shares since December 31, 2006, other than upon the exercise of previously issued options or warrants;

(k)

the due diligence review by Midway of P-N and by P-N of Midway is satisfactory to each Midway and P-N, acting reasonably;

(l)

the Midway securities issued to P-N Shareholders in connection with the Arrangement will not have any escrow restriction or other trading restrictions attached to them and the issuance of such securities will not result in any material adverse tax consequences to P-N Shareholders;

(m)

up to and immediately prior to the Effective Date, Midway and P-N will have conducted their business in the ordinary course consistent with past practice and will not have engaged in any action that caused a material adverse change in its business, operations, assets, capitalization, finances, prospects, licences, property claims, permits, rights, privileges, or liabilities or a material adverse change to the value of Midway Common Shares or the P-N Common Shares, as the case may be;

(n)

there will not be in force any order or decree restraining or enjoining the consummation of the transaction contemplated by this Agreement; and

(o)

this Agreement will not have been terminated under Article 6.

Except for the conditions set forth in subsections 5.1(a), (b), (c), (d), (e), and (g) any of the foregoing conditions may be waived. Failure to comply with the condition set forth in subsection

5.1(i) will not be a breach of this Agreement if a Special Resolution approving the Arrangement is passed at the P-N Meeting.

5.2

Conditions and Obligations of Each Party

The obligation of each of Midway and P-N to complete the transactions contemplated by this Agreement is further subject to the condition, which may be waived by any such party without prejudice to its right to rely on any other condition in favour of such party, that each and every one of the covenants of the other party hereto to be performed on or before the Effective Date pursuant to the terms of this Agreement will have been duly performed by such party and that, except as affected by the transactions contemplated by this Agreement, the representations and warranties of the other party hereto will be true and correct in all material respects as at the Effective Date, with the same effect as if such representations and warranties had been made at and as of such time.

ARTICLE 6  - AMENDMENT AND TERMINATION

6.1

Amendment

This Amended and Restated Agreement amends and restates the arrangement agreement made January 31, 2007 among Midway, Acquisitionco, and P-N. Subject to any mandatory applicable restrictions under the BCBCA or the Final Order, this Agreement may, at any time and from time to time before or after the holding of the P-N Meeting, but not later than the Effective Date, be amended by written agreement of the parties hereto without, subject to applicable law, further notice to or authorization on the part of the P-N Shareholders.  Without limiting the generality of the foregoing, any such amendment may:

(a)

change the time for performance of any of the obligations or acts of the parties;

(b)

waive any inaccuracies or modify any representation contained herein or in any document to be delivered pursuant hereto;

(c)

waive compliance with or modify any of the covenants herein contained or waive or modify performance of any of the obligations of the parties; or

(d)

make such alterations in this Agreement as the parties may consider necessary or desirable in connection with the Interim Order or in order to ensure the tax efficacy of the Arrangement.

Notwithstanding the foregoing, the Plan of Arrangement may only be supplemented or amended in accordance with the provisions thereof.

6.2

Termination

This Agreement shall terminate:

(a)

without any further action by the parties if the Effective Date will not have occurred on or before April 30, 2007, unless otherwise agreed by the parties;

(b)

in the event of a breach, in any material respect, by any of the parties hereto of a representation, warranty or covenant that any such party gave to any other party in this Agreement, provided however that a breach by Midway or Acquisitionco to each other shall not give rise to a termination of this Agreement;

(c)

in the event that the conditions to the Arrangement are not satisfied or waived by the parties to whom they are of benefit prior to the Effective Date, or any earlier date provided herein;

(d)

at any time prior to the Effective Date by unanimous agreement of the parties hereto without further action on the part of their respective shareholders; or

(e)

upon a determination of the Court which denies the granting of the Final Order, unless the parties agree to extend the Agreement until an appeal of the determination is heard.

6.3

Effect of Termination

Upon the termination of this Agreement pursuant to section 6.2 hereof, except for the obligations set out at sections 7.2 and 9.6, no party will have any liability or further obligation to any other party hereunder.

ARTICLE 7 - RIGHT TO MATCH OTHER PROPOSAL

7.1

Superior Proposal

The board of directors of P-N may respond to, in accordance with applicable law or in discharge of its fiduciary duties, any unsolicited offer or proposal received from another party, which P-N determines in good faith (after consultation with its financial advisors, and legal counsel) would, if consummated in accordance with its terms, result in a transaction that is financially superior for the P-N Shareholders to the transaction contemplated by this Arrangement Agreement (a "Superior Proposal"). P-N must immediately provide notice to Midway of the existence and terms of any such Superior Proposal and provide Midway with copies of all material information about the Superior Proposal immediately upon receipt thereof by P-N. Midway will have ten Business Days after the receipt of the material information about the Superior Proposal to notify P-N that it will offer an amendment to the Arrangement Agreement which provides terms that are substantially equivalent or superior in value to that provided under the Superior Proposal. P-N agrees that will not enter into any agreement regarding a Superior Proposal until the expiry of such ten Business Day period.

7.2

Break Fee

P-N will pay a break fee of $480,000 to Midway within 30 Business Days from the date P-N provides notice under section 7.1 to Midway of a Superior Proposal if either of the following occurs:

(a)

P-N enters into an agreement regarding a Superior Proposal before the expiry of the ten Business Day period referred to in section 7.1 of this Agreement; or

(b)

at any time after the delivery of the P-N Circular to the P-N Shareholders, the board of P-N determines that a Superior Proposal has been made and recommends to the P-N Shareholders to accept the Superior Proposal.

ARTICLE 8 - MERGER

8.1

Merger of Conditions

The conditions set out in sections 5.1 and 5.2 will be conclusively deemed to have been satisfied, waived or released upon completion of the Arrangement on the Effective Date.

8.2

Merger of Representations, Warranties and Covenants

The provisions of sections 3.1, 4.1, 4.2, 4.3, and 4.4 will be conclusively deemed to have been satisfied in all respects upon completion of the Arrangement on the Effective Date and will accordingly merge in and not survive the effectuation of the Arrangement.

ARTICLE 9 - GENERAL

9.1

Notices

All notices which may be or are required to be given pursuant to any provision of this Agreement will be given or made in writing and will be deemed to be validly given if served personally or by facsimile, in each case to the attention of the senior officer at the following addresses or at such other addresses as will be specified by the parties by like notice:

If to Midway and Acquisitionco:

Midway Gold Corp.
Unit 1 - 15782 Marine Drive
White Rock, BC V4B 1E6
Attention:  Doris Meyer, CFO and Corporate Secretary
Facsimile: (604) 536-2788

and

Attention:  Alan D. Branham, President and CEO
Facsimile: (406) 475-9596

with a copy to:

Davis & Company LLP
2800 Park Place
666 Burrard Street
Vancouver, BC  V6C 2Z7
Attention: Stuart B. Morrow
Facsimile: (604) 605-3547

If to P-N:

Pan-Nevada Gold Corporation
Suite 810, 609 Granville Street
Vancouver, BC V7Y 1G5
Attention: John E. Watson, President
Facsimile: (604) 623-3355

with a copy to:

DuMoulin Black
Suite 1000 - 595 Howe Street
Vancouver, BC V6C 2T5
Attention:  Bruce Scott
Facsimile:  (604) 687-8772

Any notice that is delivered will be deemed to be delivered on the date of delivery to such address if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or on the next Business Day if delivered after 5:00 p.m. or on a non-Business Day.  Any notice delivered by facsimile transmission will be deemed to be delivered on the date of transmission if delivered on a Business Day prior to 5:00 p.m. (local time at the place of receipt) or the next Business Day if delivered after 5:00 p.m. or on a non-Business Day.

9.2

Assignment

No party may assign its rights or obligations under this Agreement or the Arrangement without the prior written consent of the other parties hereto.

9.3

Binding Effect

This Agreement and the Plan of Arrangement will be binding upon and will enure to the benefit of the parties hereto and their respective successors and permitted assigns.

9.4

Waiver

Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing executed by the party or parties granting the same.

9.5

Governing Law

This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein and will be treated in all respects as a British Columbia contract.

9.6

Fees and Expenses

Subject to section 7.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Arrangement is consummated except as follows:

(a)

if Midway terminates this Agreement for reasons not based on a breach of the representations, warranties or covenants of P-N contained in this Agreement, then Midway shall pay the sum of $200,000 to P-N within 5 Business Days of Midway's delivery of notice of termination to P-N.

9.7

Public Disclosure

No disclosure or announcement, public or otherwise, in respect of this Agreement or the transactions contemplated herein will be made by any party without the prior written agreement of the other parties as to timing, content and method, provided that the obligations herein will not prevent any party from making, after consultation with the other parties, such disclosure as its counsel advises is required by applicable laws or the rules and policies of the reporting jurisdictions of the party.

9.8

Counterparts

This Agreement may be executed by facsimile and in one or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

MIDWAY GOLD CORP.

Per:

__________________________________________
Authorized Signatory

PN ACQUISITION LTD.

Per:

__________________________________________
Authorized Signatory

PAN-NEVADA GOLD CORPORATION

Per:

__________________________________________
Authorized Signatory

Appendix I to the Arrangement Agreement amended and restated as of the 26th day of February, 2007, among Midway Gold Corp., PN Acquisition Ltd., and Pan-Nevada Gold Corporation

PLAN OF ARRANGEMENT UNDER SECTIONS 288 - 299

OF THE BUSINESS CORPORATIONS ACT (BRITISH COLUMBIA)

ARTICLE 1 - INTERPRETATION

1.1

Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following capitalized words and terms will have the following meanings:

(a)

Acquisitionco means a wholly-owned subsidiary of Midway, incorporated solely for the purposes of amalgamating with P-N, which has not carried on any active business;

(b)

“Acquisitionco Common Shares” means the common shares in the capital of Acquisitionco;

(c)

“Arrangement” means the statutory arrangement involving Midway, Acquisitionco, P-N, and the P-N Shareholders proposed under the provisions of sections 288 to 299 of the BCBCA, on the terms and conditions set out in this Plan of Arrangement or any amendment or variation thereto made in accordance with the terms of the Arrangement Agreement;

(d)

“Arrangement Agreement” means the arrangement agreement dated for reference as of the 31st day of January, 2007 between Midway, Acquisitionco, and P-N to which this Plan of Arrangement is attached as Appendix I, as amended and restated as of February 26th, 2007, as the same may be supplemented or amended;

(e)

“Arrangement Filings”  means the records and information provided to, and the records filed with, the Registrar under section 292(a) of the BCBCA that the Registrar requires, to give effect to any provisions of the Arrangement, together with a copy of the entered Final Order;

(f)

“BCBCA” means the Business Corporations Act (British Columbia);

(g)

“Business Day” means any day, which is not a Saturday or a Sunday, or a statutory holiday in British Columbia;

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(h)

“Capital” means with respect to every share referred to herein, the capital of such shares within the meaning of section 72 of the BCBCA;

(i)

“Effective Date” means the date on which all conditions to the completion of the Arrangement as set out in Article 5 of the Arrangement Agreement have been satisfied or waived in accordance with the provisions of the Arrangement Agreement and all documents agreed to be delivered thereunder have been delivered to the satisfaction of the parties thereto, acting reasonably, and on which the Arrangement Filings are filed with the Registrar;

(j)

“Effective Time” means 12:01 am, Vancouver time, on the Effective Date;

(k)

“holder” means, when not qualified by the adjective “registered”, the person entitled to a share hereunder whether or not registered or entitled to be registered in respect thereof in the central securities register of Midway or P-N, as the case may be;

(l)

“ITA” means the Income Tax Act (Canada), as amended;

(m)

“PN Mergeco” means P-N after its merger with Acquisitionco;

(n)

“PN Mergeco Common Shares” means the common shares in the capital of PN Mergeco;

(o)

“Midway” means Midway Gold Corp., a company existing under the BCBCA;

(p)

“Midway Common Shares” means the common shares without par value in the capital of Midway as currently constituted;

(q)

 “Midway New Common Shares” means the common shares of Midway which Midway will be authorized to issue upon the Arrangement becoming effective and which are to be issued under the Arrangement to P-N Shareholders in exchange for their P-N Common Shares as set out in this Plan of Arrangement;

(r)

“Midway New Options” means the rights (whether or not vested) to purchase Midway Common Shares which will be issued to holders of P-N Options pursuant to the Plan of Arrangement and granted under the Midway PN Legacy Option Plan;

(s)

“Midway New Option Common Shares”  means the common shares of Midway which Midway will be authorized to issue upon the exercise of the Midway New Options and which will be reserved for issuance by Midway in accordance with this Plan of Arrangement;

(t)

“Midway New Warrants” means the warrants exercisable into Midway Common Shares which will be issued to the holders of P-N Warrants pursuant to the Plan of Arrangement;

3

(u)

“Midway New Warrant Common Shares” means the common shares of Midway which Midway will be authorized to issue upon the exercise of the Midway New Warrants and which will be reserved for issuance by Midway in accordance with this Plan of Arrangement;

(v)

“Midway PN Legacy Option Plan” means the new stock option plan of Midway created to grant the Midway New Options pursuant to the Plan of Arrangement;

(w)

“Notices of Dissent” has the meaning set out in section 5.2 of this Plan of Arrangement;

(x)

“P-N” means Pan-Nevada Gold Corporation, a corporation existing under the BCBCA;

(y)

“P-N Common Shares” means the common shares without par value in the capital of P-N as currently constituted;

(z)

“P-N Dissenting Shareholder” has the meaning set out in section 5.2 of this Plan of Arrangement;

(aa)

“P-N Dissenting Shares” has the meaning set out in section 5.2 of this Plan of Arrangement;

(bb)

“P-N Dissent Right” has the meaning set out in section 5.1 of this Plan of Arrangement;

(cc)

“P-N Meeting” means the special meeting of the P-N Shareholders to be held to consider the Arrangement and any postponement or adjournment thereof;

(dd)

“P-N Options” means the existing rights (whether or not vested) held by P-N Securityholders to purchase P-N Common Shares at the exercise price per share set out in each holder’s existing option agreement and which expire on the date set out in each holder’s existing option agreement;

(ee)

“P-N Stock Option Plan” means the existing stock option plan of P-N approved by P-N’s board of directors on October 12, 2004, as amended;

(ff)

“P-N Warrants” means the existing common share purchase warrants of P-N, entitling the holder to purchase one P-N Common Share at a price of $0.55 per share expiring on July 19, 2007 and at a price of $0.40 expiring on May 23, 2008;

(gg)

“Plan of Arrangement” means this plan of arrangement which is attached as Appendix I to the Arrangement Agreement and any amendment or variation thereto made in accordance with Article 6 of the Plan of Arrangement;

4

(hh)

“Registrar”  means the Registrar of Companies appointed under section 400 of the BCBCA;

(ii)

 “Transfer Agent” means Computershare Investor Services Inc; and

(jj)

“TSX-V” means the TSX Venture Exchange.

1.2

Interpretation Not Affected By Headings

The division of this Plan of Arrangement into articles, sections, and other portions, and the insertion of headings are for the convenience of reference only and will not affect the construction or interpretation of this Plan of Arrangement.  The terms “this Plan of Arrangement”, “hereof”, “herein”, “hereunder” and similar expressions refer to this Plan of Arrangement as a whole and not to any particular article, section, subsection, paragraph or part hereof.  Unless something in the subject matter or context is inconsistent therewith, all references herein to articles, sections and other portions are to articles, sections and other portions to this Plan of Arrangement.

1.3

Number and Gender

In this Plan of Arrangement, words importing the singular number only will include the plural and vice versa, and words importing the masculine gender will include the feminine and neuter genders, and words importing persons will include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.4

Statutes

A reference to a statute will be deemed to include every regulation made pursuant thereto, all amendments to the statute or to any such regulation enforced from time to time, and any statute or regulation that supplements or supersedes such statute or any such regulation.

1.5

Currency

All references to currency herein are to lawful money of Canada unless otherwise specified herein.

1.6

Undefined Terms

Any undefined capitalized terms in this Plan of Arrangement will have the meanings ascribed to them in the Arrangement Agreement.

ARTICLE 2 - ARRANGEMENT AGREEMENT

2.1

Arrangement Agreement

This Plan of Arrangement is made pursuant and subject to the provisions of the Arrangement Agreement.

5

2.2

Filing of Arrangement Filings

The filing of the Arrangement Filings will be conclusive evidence that the Arrangement has become effective and that each of the provisions of Article 3 has become effective in the sequence set out therein.

ARTICLE 3 - THE ARRANGEMENT

3.1

The Arrangement

On the Effective Date commencing at the Effective Time, the following will occur:

(a)

P-N and Aquisitionco will merge with the same effect as if they were amalgamated under section 269 of the BCBCA, except that the separate legal existence of P-N will not cease and P-N will survive the merger,

(b)

At and after the time of the step contemplated in section 3.1(a), and by virtue of the merger:

(i)

 the separate legal existence of Acquisitionco will cease without Acquisitionco being liquidated or wound up and P-N and Acquisitionco will continue as one company (hereinafter, “PN Mergeco”);

(ii)

PN Mergeco will own and hold all property of P-N and Acquisitionco, and without limiting the provisions hereof, all rights of creditors or others will be unimpaired by such merger, and all liabilities and other obligations of P-N and Acquisitionco, whether arising by contract or otherwise, will be enforceable against PN Mergeco to the same extent as if such obligations had been incurred or contracted by it;

(iii)

all rights, contracts, permits and interests of P-N and Acquisitionco will continue as rights, contracts, permits and interests of PN Mergeco as if P-N and Acquisitionco continued, and for greater certainty, the merger will not constitute a transfer or assignment of the rights or obligations of either P-N or Acquisitionco under any such rights, contracts, permits and interests;

(iv)

any existing cause of action, claim or liability to prosecution will be unaffected;

(v)

a civil, criminal or administrative action or proceeding pending by or against either P-N or Acquisitionco may be continued by or against PN Mergeco; and

(vi)

a conviction against, or ruling, order to judgment in favour of or against, either P-N or Acquisitionco may be enforced by or against PN Mergeco;

(c)

on and because of the merger contemplated in section 3.1(a):

6

(i)

Midway will acquire all of the outstanding shares of PN Mergeco with the result that PN Mergeco will be a wholly-owned subsidiary of Midway and the all of issued the outstanding common shares Acquisitionco which were held by Midway will be cancelled;

(ii)

all of the issued and outstanding P-N Common Shares (other than P-N Dissenting Shares) will be exchanged, with good and marketable title, free and clear of all encumbrances, for fully paid Midway New Common Shares on the basis of one (1) Midway New Common Share for every 3.5714 P-N Common Shares exchanged and all such P-N Common Shares will be cancelled and the appropriate entry will be made in P-N’s central securities register. The Capital of the Midway New Common Shares will be equal to the Capital of P-N Common Shares exchanged therefore;

(iii)

in connection with such exchange in section 3.1(c)(ii), each P-N Shareholder will cease to be the holder of the P-N Common Shares so exchanged and will become the holder of the Midway New Common Shares issued to such P-N Shareholder;  the name of such P-N Shareholder will be removed from the P-N central securities register for P-N Common Shares in respect of the P-N Common Shares so exchanged and will be added to Midway’s central securities register for Midway New Common Shares so issued to such P-N Shareholder;

(iv)

in consideration of the issuance by Midway of the Midway New Common Shares pursuant to section 3.1(c)(ii), PN Mergeco will issue to Midway one hundred (100) fully paid PN Mergeco Common Shares;

(v)

each 3.5714 outstanding P-N Options that have not been duly exercised prior to the Effective Time will be exchanged for one (1) Midway New Option granted under the Midway PN Legacy Option Plan and the exercise price of each Midway New Option shall be 3.5714 times the exercise price of the exchanged P-N Options. Save and except for the exercise price set forth above and except as otherwise agreed to by the holders of the P-N Options and Midway, the term to expiry, conditions to and manner of exercising, vesting schedule, the status under applicable laws, and all other terms and conditions of the Midway New Options will otherwise be unchanged from those contained in or otherwise applicable to the related P-N Options;

(vi)

each 3.5714 outstanding P-N Warrants that have not been duly exercised prior to the Effective Time will be exchanged for one (1) Midway New Warrant and the exercise price of each Midway New Warrant shall be 3.5714 times the exercise price of the exchanged P-N Warrants. Save and except for the exercise price set forth above and except as otherwise agreed to by the holders of the P-N Warrants and Midway, the term to expiry, conditions to and manner of exercising, vesting schedule, the status under

7

applicable laws, and all other terms and conditions of the Midway New Warrants will otherwise be unchanged from those contained in or otherwise applicable to the related P-N Warrants;

(vii)

in connection with such exchanges in sections 3.1(c)(v) and (vi), the name of such holder of P-N Options and P-N Warrants will be removed from P-N’s central securities register in respect of the P-N Options and P-N Warrants so exchanged and will be added to Midway’s central securities register for Midway New Options and Midway New Warrants so issued to such holder of P-N Options and P-N Warrants; and

(viii)

all P-N Options and P-N Warrants and the P-N Stock Option Plan will be cancelled and terminated and Midway and PN Mergeco will have no liabilities or obligations for any P-N Options, P-N Warrants or the P-N Stock Option Plan;

(d)

P-N’s Common Shares will be delisted from trading on the TSX-V; and

(e)

the above exchanges and cancellations shall be deemed to occur on the Effective Date, notwithstanding that certain procedures related thereto are not completed until after the Effective Date.

3.2

Name of PN Mergeco

The name of PN Mergeco after the Effective Date shall continue as “Pan-Nevada Gold Corporation”.

3.3

Registered Office of PN Mergeco

The registered and records office of PN Mergeco shall be located at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia  V6C 2Z7.

3.4

Head Office of PN Mergeco

The head office of PN Mergeco shall be located at Unit 1 - 15782 Marine Drive, White Rock, British Columbia  V4B 1E6.

3.5

Authorized Capital of PN Mergeco

From and after the Effective Date, PN Mergeco shall be authorized to issue an unlimited number of common shares without par value.

3.6

Notice of Merger

The notice of merger of PN Mergeco shall be substantially in the form attached as Schedule A to this Plan of Arrangement.

8

3.7

Notice of Articles

The notice of articles of PN Mergeco shall be substantially in the form attached as Schedule B to this Plan of Arrangement.

3.8

Articles of PN Mergeco

The articles of P-N will become the articles of PN Mergeco on the Effective Date, a copy of which is set out in Schedule C to this Plan of Arrangement, with such amendments thereto as may be necessary to give effect to this Plan of Arrangement until repealed, amended, or replaced.

3.9

First Annual Meeting of PN Mergeco

From and after the Effective Date, the first annual general meeting of PN Mergeco will be held within 18 months from the Effective Date.

3.10

Directors of PN Mergeco

From and after the Effective Date, the first director of PN Mergeco shall be the following person:

Brian E. Bayley

4143 Ranger Crescent

North Vancouver, BC   V7R 3K8

3.11

Officers of PN Mergeco

From and after the Effective Date, the first officers of PN Mergeco shall be the following persons:

President:

Brian Bayley

Corporate Secretary:

Sandra Lee

3.12

Deemed Fully Paid and Non-Assessable Shares

All Midway New Common Shares issued pursuant hereto will be deemed to be validly issued and outstanding as fully paid and non-assessable shares for all purposes of the BCBCA.

3.13

Arrangement Effectiveness

On the Effective Date, the Arrangement will become finally and conclusively binding on each of Midway, Acquisitionco, P-N and the P-N Securityholders.

3.14

Supplementary Actions

Notwithstanding that the transaction and events set out in section 3.1 will occur and will be deemed to occur in the order therein set out without any act or formality, each of Midway, Acquisitionco and P-N will be required to make, do and execute or cause and procure to be

9

made, done and executed all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may be required to further document or evidence any of the transactions or events set out in section 3.1, including without limitation, any resolutions of directors authorizing the issue, transfer or purchase for cancellation of shares, any share transfer powers evidencing the transfer of shares and any receipt therefore, any promissory notes and receipts therefore and any necessary additions to or deletions from share registers.

ARTICLE 4 - CERTIFICATES AND DOCUMENTATION

4.1

Issuance and Surrender of Share Certificates

As soon as practicable after the Effective Time, the Transfer Agent shall forward a letter of transmittal and instructions, to each holder of P-N Common Shares to which section 3.1 applies, at the address of each P-N Shareholder as it appeared in the register of P-N, for obtaining delivery of certificates representing Midway New Common Shares.  Upon surrender to the Transfer Agent for cancellation of a certificate which immediately prior to the Effective Time represented outstanding P-N Common Shares that were exchanged for Midway New Common Shares under this Plan of Arrangement, together with the duly completed letter of transmittal and such additional documents and instruments as the Transfer Agent may reasonable require, Midway will cause to be issued to such registered P-N Shareholders at the close of business on the Effective Date, share certificates representing in the aggregate number of the Midway New Common Shares to which such holders are entitled as at the Effective Date, and will cause such certificates to be delivered or mailed to such holder in accordance with the terms hereof.

Each certificate or other instrument which immediately prior to the Effective Time represented P-N Options or P-N Warrants will be deemed at all times after the Effective Time to represent only the right to receive Midway New Options and Midway New Warrants as set forth in section 3.1(c)(v) and (vi).

4.2

Fractional Shares, Warrants and Options

No fractional Midway New Common Shares, Midway New Options, and Midway New Warrants will be issued and the number of such securities to which each Securityholder will be entitled will be rounded down to the next whole number. No fractional shares issuable or transferable upon the exercise of any Midway New Options and Midway New Warrants after the Effective Date, will be issued, and no cash will be paid in lieu thereof, by Midway. Any fractions resulting will be rounded down to the nearest whole number.

4.3

Lost Certificates

In the event any certificate, which immediately before the Effective Time represented one or more outstanding P-N Common Shares that were exchanged pursuant to section 3.1, is lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Transfer Agent will issue in exchange for such lost, stolen or destroyed certificate, one or more certificates representing one or more Midway New Common Shares issuable in accordance with section 3.1 of this Plan of Arrangement, deliverable

10

in accordance with such holder’s letter of transmittal. When authorizing such issuances or payment in exchange for any lost, stolen or destroyed certificate, the person to whom certificates representing Midway New Common Shares are or is to be issued or delivered will, as a condition precedent to the issuance or payment thereof, give a bond satisfactory to Midway and its transfer agent in such sum as Midway may direct or otherwise indemnify Midway in a manner satisfactory to it, against any claim that may be made against one or both of them with respect to the certificate alleged to have been lost, stolen or destroyed.

4.4

Extinction of Rights

If any P-N Shareholder fails for any reason to deliver to the Transfer Agent for cancellation the certificates formerly representing P-N Common Shares, together with such other documents or instrument required by the Transfer Agent to effect the transfer of Midway New Common Shares on or before the tenth (10th) anniversary of the Effective Date, such P-N Shareholder will be deemed to have donated and forfeited his, her, or its right to receive any Midway New Common Shares to which such P-N Shareholder is entitled in accordance with section 3.1 of this Plan of Arrangement.

ARTICLE 5 -  RIGHTS OF DISSENT AND APPRAISAL FOR P-N SHAREHOLDERS

5.1

P-N Dissent Right

Notwithstanding section 3.1 hereof, P-N Shareholders may exercise rights of dissent (the “P-N Dissent Right”) in connection with the Arrangement pursuant to the Interim Order and this Article 5.

5.2

P-N Notice of Dissent

Registered P-N Shareholders who wish to exercise a P-N Dissent Right must give written notice of dissent (“Notice of Dissent”) to P-N that must be in P-N’s possession by no later than 2:00 p.m. (Vancouver time) two (2) Business Days before the date of the P-N meeting, by depositing such Notice of Dissent with P-N, or mailing it to P-N by registered mail, at its registered office at 10th Floor, 595 Howe Street, Vancouver, British Columbia  V6C 2T5, marked to the attention of Patricia Sandberg. A P-N Shareholder who has given a Notice of Dissent in accordance with this section 5.2 is herein referred to as a “P-N Dissenting Shareholder”.  A P-N Shareholder who wishes to dissent must prepare a separate notice of dissent for (i) the P-N Shareholder, if the P-N Shareholder is dissenting on its own behalf and (ii) each person who beneficially owns shares in the P-N Shareholder’s name and on whose behalf the P-N Shareholder is dissenting.  To be valid, a Notice of Dissent must:

(a)

identify in each Notice of Dissent the person on whose behalf dissent is being exercised;

(b)

set out the number of P-N Common Shares in respect of which the P-N Shareholder is exercising the P-N Dissent Right (the “P-N Dissenting Shares”), which number cannot be less than all of the P-N Common Shares held by the beneficial holder on whose behalf the P-N Dissent Right is being exercised;

11

(c)

if the P-N Dissenting Shares constitute all of the shares of which the P-N Dissenting Shareholder is both the registered owner and beneficial owner and the P-N Dissenting Shareholder owns no other shares of P-N as beneficial owner, a statement to that effect;

(d)

if the P-N Dissenting Shares constitute all of the shares of which the P-N Dissenting Shareholder is both the registered and beneficial owner but the P-N Dissenting Shareholder owns other shares of P-N as beneficial owner, a statement to that effect, and

(i)

the names of the registered owners of those other shares,

(ii)

the number of those other shares that are held by each of those registered owners, and

(iii)

a statement that Notices of Dissent are being or have been sent in respect of all those other shares; and

(e)

if dissent is being exercised by the P-N Dissenting Shareholder on behalf of a beneficial owner who is not the P-N Dissenting Shareholder, a statement to that effect, and

(i)

the name and address of the beneficial owner, and

(ii)

a statement that the P-N Dissenting Shareholder is dissenting in relation to all of the shares beneficially owned by the beneficial owner that are registered in the P-N Dissenting Shareholder’s name.

5.3

Right of Dissenting Shareholder

The giving of a Notice of Dissent does not deprive a P-N Shareholder of his or her right to vote at the P-N Meeting on the Special Resolution approving the Arrangement.  A vote against the Special Resolution or the execution or exercise of a proxy with instructions to vote against the Special Resolution does not constitute a Notice of Dissent.

5.4

When P-N Dissent Right Not Available

A P-N Shareholder is not entitled to exercise a P-N Dissent Right with respect to any P-N Common Shares if a P-N Shareholder votes (or instructs or is deemed, by submission of any incomplete proxy, to have instructed his or her proxyholder to vote) in favour of the Special Resolution approving the Arrangement.  However, a P-N Shareholder may vote as a proxy for a P-N Shareholder whose proxy required an affirmative vote, without affecting his or her right to exercise the P-N Dissent Right in respect of the P-N Common Shares of which he or she is the registered holder.

12

5.5

Notice to Proceed

If P-N intends to act on the authority of the Special Resolution approving the Arrangement, it must send a notice (the “Notice to Proceed”) to the P-N Dissenting Shareholder promptly after the later of:

(a)

the date on which P-N forms the intention to proceed, and

(b)

the date on which the Notice of Dissent was received.

If P-N has acted on the authority of that Special Resolution it must promptly send a Notice to Proceed to the P-N Dissenting Shareholder.  The Notice to Proceed must be dated not earlier than the date on which it is sent and state that P-N intends to act, or has acted, on the authority of the Special Resolution and advise the P-N Dissenting Shareholder of the manner in which dissent is to be completed under section 5.7 hereof.

5.6

Entitlement to Payment of Fair Value

On receiving a Notice to Proceed in accordance with section 5.5 hereof, the P-N Dissenting Shareholder is entitled to require PN Mergeco to purchase all of the P-N Common Shares in respect of which the Notice of Dissent was given.

5.7

Demand for Payment of Fair Value

A P-N Dissenting Shareholder who receives a Notice to Proceed is bound to sell its P-N Common Shares to PN Mergeco and must send to PN Mergeco by registered mail, at its registered office at 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia  V6C 2Z7, marked to the attention of Stuart Morrow, within 30 days after the date of mailing the Notice to Proceed:

(a)

a written statement that the P-N Dissenting Shareholder requires PN Mergeco to purchase all of the P-N Dissenting Shares;

(b)

the certificates representing the P-N Dissenting Shares, and

(c)

if dissent is being exercised by the P-N Shareholder on behalf of a beneficial owner who is not the P-N Dissenting Shareholder, a written statement signed by the beneficial owner setting out whether the beneficial owner is the beneficial owner of other shares of P-N and if so, setting out:

(i)

the names of the registered owners of those other shares,

(ii)

the number of those other shares that are held by each of those registered owners, and

13

(iii)

that dissent is being exercised in respect of all of those other shares, whereupon PN Mergeco is bound to purchase them in accordance with the Notice of Dissent.

5.8

Payment for P-N Dissenting Shares

PN Mergeco and the P-N Dissenting Shareholder may agree on the amount of the payout value of the P-N Dissenting Shares and in that event, must either promptly pay that amount to the P-N Dissenting Shareholder or send a notice to the P-N Dissenting Shareholder that PN Mergeco is unable lawfully to pay P-N Dissenting Shareholders for their shares as PN Mergeco is insolvent or if the payment would render PN Mergeco insolvent.

5.9

Application to Court to Fix Payout Value

If PN Mergeco and the P-N Dissenting Shareholder do not agree on the amount of the payout value of the P-N Dissenting Shares the P-N Dissenting Shareholder or PN Mergeco may apply to the Court and the Court may:

(a)

determine the payout value of the P-N Dissenting Shares or order that the payout value of the P-N Dissenting Shares be established by arbitration or by reference to the registrar or a referee of the Court;

(b)

join in the application each P-N Dissenting Shareholder who has not agreed with PN Mergeco on the amount of the payout value of the P-N Dissenting Shares; and

(c)

make consequential orders and give directions it considers appropriate.

Promptly after a determination of the payout value of the P-N Dissenting Shares has been made, PN Mergeco must either pay that amount to the P-N Dissenting Shareholder or send a notice to the P-N Dissenting Shareholder that PN Mergeco is unable lawfully to pay P-N Dissenting Shareholders for their shares as PN Mergeco is insolvent or if the payment would render PN Mergeco insolvent.  If the P-N Dissenting Shareholder receives a notice that PN Mergeco is unable to lawfully pay P-N Dissenting Shareholders for their shares the P-N Dissenting Shareholder may within 30 days after receipt of the notice, withdraw his or her Notice of Dissent.  If the Notice of Dissent is not withdrawn the P-N Dissenting Shareholder remains a claimant against PN Mergeco to be paid as soon as PN Mergeco is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of PN Mergeco but in priority to its shareholders.

5.10

Deemed Notice

Any notice required to be given by PN Mergeco, or a P-N Dissenting Shareholder to the other in connection with the exercise of the Dissent Right, will be deemed to have been given and received, if delivered, on the day of delivery, if mailed, on the earlier of the date of receipt or the second Business Day after the day of mailing, or, if sent by fax or other similar form of transmission, the first Business Day after the date of transmittal.

14

5.11

Consequences of Exercising P-N Dissent Rights

A P-N Shareholder who:

(a)

properly exercises the P-N Dissent Right by complying with all of the procedures (the “Dissent Procedures”) required to be complied with by a P-N Dissenting Shareholder, will:

(i)

be bound by the provisions of this Article 5;

(ii)

be deemed not to have participated in the Arrangement; and

(iii)

cease to have any rights as a P-N Shareholder other than the right to be paid the payout value of the P-N Dissenting Shares by PN Mergeco in accordance with the Dissent Procedures and is deemed to have disposed of his or her shares immediately prior to the Effective Date; or

(b)

seeks to exercise the P-N Dissent Right, but:

(i)

who for any reason does not properly comply with each of the Dissent Procedures required to be complied with by a P-N Dissenting Shareholder, or

(ii)

subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent;

will be deemed to have participated in the Arrangement on the same basis as each non-dissenting P-N Shareholder and will receive his or her pro rata portion of the Midway New Common Shares based upon the number of P-N Common Shares of which such P-N Dissenting Shareholder is the registered holder.  Midway may in its sole discretion waive any non-compliance by a shareholder with any of the provisions of this Article 5 in order to give effect to a shareholder’s P-N Dissent Rights.

5.12

Abandonment of Dissent

A P-N Dissenting Shareholder may not withdraw a Notice of Dissent without the consent of P-N. or, after the Effective Date, PN Mergeco.  A P-N Dissenting Shareholder may, after obtaining the written consent of P-N or PN Mergeco, as applicable, at any time prior to the payment to the P-N Dissenting Shareholder of the full amount of money to which the P-N Dissenting Shareholder is entitled under this section Article 5, abandon such P-N Dissenting Shareholder’s dissent to the Arrangement by giving written notice to P-N or PN Mergeco, as applicable withdrawing the Notice of Dissent by depositing such notice with P-N or PN Mergeco or mailing it by registered mail to P-N or PN Mergeco, in each case as applicable, at its registered office at, in the case of PN Mergeco, 2800 Park Place, 666 Burrard Street, Vancouver, British Columbia  V6C 2Z7, marked to the attention of Stuart Morrow, and in the case of P-N, 10th Floor - 595 Howe Street, Vancouver, British Columbia  V6C 2T5, marked to the attention of the Patricia Sandberg, or by

15

failing to send PN Mergeco the materials required under section 5.7 within the time specified therein, will then be deemed to have participated in the Arrangement on the same basis as each non-dissenting P-N Shareholder and will receive his or her pro rata portion of the Midway New Common Shares to which he or she is entitled.

5.13

Reservation of Midway New Common Shares

If a P-N Shareholder exercises the P-N Dissent Right, Midway will on the Effective Date set aside and not distribute that portion of the Midway New Common Shares which is attributable to the P-N Common Shares for which Dissent Rights have been exercised.  If a P-N Shareholder exercises the P-N Dissent Right, but as set out in subsection 5.11(b), does not properly comply with the Dissent Procedures or subsequent to giving his or her Notice of Dissent, acts inconsistently with such dissent, then Midway will distribute to such P-N Shareholder his or her pro rata portion of the Midway New Common Shares.  If a P-N Shareholder duly complies with the Dissent Procedures as set out in section 5.11(a), then Midway will retain the portion of the Midway New Common Shares attributable to such P-N Shareholder (the “Non-Distributed New Midway Shares”), and the Non-Distributed New Midway Shares will be dealt with as determined by the board of directors of Midway in its discretion.

ARTICLE 6 - AMENDMENT

6.1

Filing with Court

Midway and P-N reserve the right to amend, modify and/or supplement this Plan of Arrangement from time to time at any time prior to the Effective Date, provided that any such amendment, modification or supplement must be contained in a written document that is filed with the Court;

6.2

Before or After P-N Meeting

Save and except as may be otherwise provided in the Interim Order, any amendment, modification or supplement to this Plan of Arrangement may be proposed by Midway and P-N at any time prior to the P-N Meeting with or without any other prior notice or communication to P-N Shareholders, and if so proposed and accepted by P-N Shareholders voting at the P-N Meeting, will become part of this Plan of Arrangement for all purposes.  Subject to section 6.3, if such amendment, modification or supplement is made following the P-N Meeting, it shall be approved by the Court and, if required by the Court, communicated to the P-N Shareholders, and will become part of the Arrangement upon completion of all the conditions required in the Court approval; and

6.3

Without Approval of P-N Shareholders

Any amendment, modification or supplement to this Plan of Arrangement may be made by Midway and P-N without approval of the P-N Shareholders provided that it concerns a matter which, in the reasonable opinion of Midway and P-N, is of an administrative or ministerial nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any of the P-N Shareholders.

16

ARTICLE 7 - TERMINATION

This Plan of Arrangement will automatically terminate and be of no further force and effect upon the termination of the Arrangement Agreement in accordance with its terms.

Schedule A to Appendix I “Plan of Arrangement” to the Arrangement Agreement, amended and restated as of the 26th day of February, 2007, among Midway Gold Corp., PN Acquisition Ltd., and Pan-Nevada Gold Corporation

NOTICE OF AMALGAMATION OF PN MERGECO

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

(a) Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries	2. AMALGAMATION APPLICATION 3. FORM 13 – BC COMPANY Section 275 Business Corporations Act

Telephone:  250 356 – 8626

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff.  The Regulation under the Business Corporations Act requires the electronic version of this form to be filed on the Internet at www.corporateonline.gov.bc.ca

Schedule AFREEDOM OF INFORMATION AND PROTECTION OF PRIVACY ACT (FIPPA)

The personal information requested on this form is made available to the public under the authority of the Business Corporations Act.  Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC  V8W 9V3.

A. NAME OF COMPANY – Choose one of the following:
The name _______________________________ is the name reserved for the amalgamated company. The name reservation number is: _________________, OR
The company is to be amalgamated with a name created by adding “B.C. Ltd.” after the incorporation number, OR

The amalgamated company is to adopt, as its name, the name of one of the amalgamating companies.

The name of the amalgamating company being adopted is:

Pan-Nevada Gold Corporation

The incorporation number of that company is: 0226603

Please note: If you want the name of an amalgamating corporation that is a foreign corporation, you must obtain a name approval before completing this amalgamation application.
B. AMALGAMATION STATEMENT – Please indicate the statement applicable to the amalgamation.

With Court Approval:

This amalgamation has been approved by the court and a copy of the entered court order approving the amalgamation has been obtained and has been deposited in the records office of each of the amalgamating companies.

OR

Without Court Approval:

This amalgamation has been effected without court approval.  A copy of all of the required affidavits under section 277(1) have been obtained and the affidavit obtained from each amalgamating company has been deposited in that company’s records office.

C. AMALGAMATION EFFECTIVE DATE – Choose one of the following:
The amalgamation is to take effect at the time that this application is filed with the registrar.
The amalgamation is to take effect at 12:01 a.m. Pacific Time on April 13, 2007 being a date that is not more than ten days after the date of the filing of this application.
The amalgamation is to take effect at a.m. or p.m. Pacific Time on being a date and time that is not more than ten days after the date of the filing of this application.

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

D.

AMALGAMATING CORPORATIONS

Enter the name of each amalgamating corporation below.  For each company, enter the incorporation number.
If the amalgamating corporation is a foreign corporation, enter the foreign corporation’s jurisdiction and if registered in BC as an extraprovincial company, enter the extraprovincial company’s registration number.  Attach an additional sheet if more space is required.

	NAME OF AMALGAMATING CORPORATION	BC INCORPORATION NUMBER, OR EXTRAPROVINCIAL REGISTRATION NUMBER IN BC	FOREIGN CORPORATION’S JURISDICTION
1. P	Pan-Nevada Gold Corporation	0226603
2.	PN Acquisition Ltd.	0781388

E. FORMALITIES TO AMALGAMATION
If any amalgamating corporation is a foreign corporation, section 275 (1)(b) requires an authorization for the amalgamation from the foreign corporation’s jurisdiction to be filed.
This is to confirm that each authorization for the amalgamation required under section 275(1)(b) is being submitted for filing concurrently with this application.
F. CERTIFIED CORRECT – I have read this form and found it to be correct.
This form must be signed by an authorized signing authority for each of the amalgamating companies as set out in Item D.
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
1. Pan-Nevada Gold Corporation	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
2. PN Acquisition Ltd.	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
3.	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
4.	X
NAME OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	SIGNATURE OF AUTHORIZED SIGNING AUTHORITY FOR THE AMALGAMATING CORPORATION	DATE SIGNED (YYYY / MM / DD)
5.	X

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

Schedule B to Appendix I “Plan of Arrangement” to the Arrangement Agreement, amended and restated as of the 26th day of February, 2007, among Midway Gold Corp., PN Acquisition Ltd., and Pan-Nevada Gold Corporation

NOTICE OF ARTICLES OF PN MERGECO

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

NOTICE OF ARTICLES

A. NAME OF COMPANY Set out the name of the company as set out in Item A of the Amalgamation Application. Pan-Nevada Gold Corporation
B. TRANSLATION OF COMPANY NAME Set out every translation of the company name that the company intends to use outside of Canada.

C.

DIRECTOR NAME(S) AND ADDRESS(ES)

Set out the full name, delivery address and mailing address (if different) of every director of the company.  The director may select to provide either (a) the delivery address and, if different, the mailing address for the office at which the individual can usually be served with records between 9:00 a.m. and 4 p.m. on business days or (b) the delivery address and, if different, the mailing address of the individual’s residence.  The delivery address must not be a post office box.  Attach an additional sheet if more space is required.

LAST NAME FIRST NAME MIDDLE NAME	DELIVERY ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE	MAILING ADDRESS INCLUDING PROVINCE/STATE, COUNTRY AND POSTAL/ZIP CODE
Bayley, Brian E.	4143 Ranger Crescent North Vancouver, BC V7R 3K8	4143 Ranger Crescent North Vancouver, BC V7R 3K8

D. REGISTERED OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE) 2800 Park Place, 666 Burrard Street, Vancouver, BC V6C 2Z7
MAILING ADDRESS OF THE COMPANY’S REGISTERED OFFICE (INCLUDING BC and POSTAL CODE) 2800 Park Place, 666 Burrard Street, Vancouver, BC V6C 2Z7
E. RECORDS OFFICE ADDRESSES
DELIVERY ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE) 2800 Park Place, 666 Burrard Street, Vancouver, BC V6C 2Z7
MAILING ADDRESS OF THE COMPANY’S RECORDS OFFICE (INCLUDING BC and POSTAL CODE) 2800 Park Place, 666 Burrard Street, Vancouver, BC V6C 2Z7

F. AUTHORIZED SHARE STRUCTURE
	Maximum number of shares of this class or series of shares that the company is authorized to issue, or indicate there is no maximum number	Kind of shares of this class or series of shares		Are there special rights or restrictions attached to the shares of this class or series of shares?
Identifying name of class or series of shares	MAXIMUM NUMBER OF SHARES AUTHORIZED OR NO MAXIMUM NUMBER	PAR VALUE OR WITHOUT PAR VALUE	TYPE OF CURRENCY	YES/NO
Common	None	Without	n/a	No

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

Schedule C to Appendix I “Plan of Arrangement” to the Arrangement Agreement, amended and restated as of the 26th day of February, 2007, among Midway Gold Corp., PN Acquisition Ltd., and Pan-Nevada Gold Corporation

ARTICLES OF PN MERGECO

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

NOTICE

OF

AMALGAMATION OF PN MERGECO

1.

Interpretation

.

2.

Shares and Share Certificates

3.

Issue of Shares

4.

Share Registers

5.

Share Transfers

6.

Transmission of Shares

7.

Purchase of Shares

8.

Borrowing Powers

9.

Alterations

10.

Meetings of Shareholders

11.

Proceedings at Meetings of Shareholders

12.

Votes of Shareholders

13.

Directors

14.

Election and Removal of Directors

15.

Alternate Directors

16.

Powers and Duties of Directors

17.

Disclosure of Interest of Directors

18.

Proceedings of Directors

19.

Executive and Other Committees

20.

Officers

21.

Indemnification

22.

Dividends

23.

Documents, Records and Reports

24,

Notices

25.

Seal

26.

Prohibitions

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

1.

INTERPRETATION

1.1

Definitions

In these Articles, unless the context otherwise requires:

 (1)

‘board of directors”, ‘directors’ and “board” mean the directors or sole director of the Company for the time being;

 (2)

“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

 (3)

“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;

 (4)

“legal personal representative” means the personal or other legal representative of the shareholder;

 (5)

“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;

 (6)

“seal” means the seal of the Company, if any.

1.2

Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the defmitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were set out herein. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used m these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

2.

SHARES AND SHARE CERTIFICATES

2.1

Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2

Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004

2.3

Shareholder Entitled to Certificate or Acknowledgment

Each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate and delivery of a share certificate to one of several joint shareholders or to one of the shareholders’ duly authorized agents will be sufficient delivery to all.

2.4

Delivery by Mall

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5

Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

 (1)

order the share certificate or acknowledgment, as the case may be, to be cancelled; and

 (2)

issue a replacement share certificate or acknowledgment, as the case may be.

2.6

Replacement of Lost, Stolen or Destroyed Certificate or Acknowledgment

If a share certificate or a non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate is lost, stolen or destroyed, a replacement share certificate or acknowledgment, as the case may be, must be issued to the person entitled to that share certificate or acknowledgment, as the case may be, if the directors receive:

 (I)

proof satisfactory to them that the share certificate or acknowledgment is lost, stolen or destroyed; and

 (2)

any indemnity the directors consider adequate.

2.7

Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.8

Certificate Fee

There must be paid as a fee to the Company for issuance of any share certificate under Articles 2.5, 2.6 or 2.7, the amount, if any determined by the directors, which must not exceed the amount prescribed under the Business Corporations Act.

2.9

Trusts and Partial Interests in Shares

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as by law or statute or these Articles provided or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.

ISSUE OF SHARES

3.1

Directors Authorized

Subject to the Business Corporations Act and the rights of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

3.2

Commissions and Discounts

The Company may at any time, pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3

Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4

Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

 (1)

consideration is provided to the Company for the issue of the share by one or more of the following:

 (a)

past services performed for the Company;

 (b)

property;

 (c)

money; and

 (2)

the directors in their discretion have determined that the value of the consideration received by the Company is equal to or greater than the issue price set for the share under Article 3.1.

3.5

Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.

SHARE REGISTERS

4.1

Central Securities Register and any Branch Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register and may maintain a branch securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register or any branch securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

4.2

Closing Register

The Company must not at any time close its central securities register.

5.

SHARE TRANSFERS

5.1

Registering Transfers

A transfer of a share of the Company must not be registered unless:

 (1)

a duly signed instrument of transfer in respect of the share has been received by the Company;

 (2)

if a share certificate has been issued by the Company in respect of the share to be transferred, that share certificate has been surrendered to the Company; and

 (3)

if a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate has been issued by the Company in respect of the share to be transferred, that acknowledgment has been surrendered to the Company.

For the purpose of this Article, delivery or surrender to the agent which maintains the Company’s central securities register or a branch securities register, if applicable, will constitute receipt by or surrender to the Company.

5.2

Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors from time to time.

5.3

Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4

Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

 (1)

in the name of the person named as transferee in that instrument of transfer; or

 (2)

if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.

5.5

Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6

Transfer Fee

There must be paid as a fee to the Company, registration of any transfer, the amount, if any, determined by the directors.

6.

TRANSMISSION OF SHARES

6.1

Legal Personal Representative Recognized on Death

In case of the death of a shareholder, the legal personal representative, or if the shareholder was a joint holder, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative, the directors may require proof of appointment by a court of competent jurisdiction, a grant of letters probate, letters of administration or such other evidence or documents as the directors consider appropriate.

6.2

Rights of Legal Personal Representative

The legal personal representative has the same rights, privileges and obligations with respect to the shares as were held by the shareholder, including the right to transfer the shares in accordance with these Articles, provided the documents required by the Business Corporations Act and the directors have been deposited with the Company.

7.

PURCHASE OF SHARES

7.1

Company Authorized to Purchase Shares

Subject to Article 7.2, the special rights and restrictions attached to the shares of any class or series and the Business Corporations Act, the Company may, if authorized by resolution of the directors, purchase, redeem or otherwise acquire any of its shares at the price and upon the terms specified in such resolution.

7.2

Purchase When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

 (1)

the Company is insolvent; or

 (2)

making the payment or providing the consideration would render the Company insolvent.

7.3

Redemption of Shares

If the Company proposes to redeem some but not all of the shares of any class, the Directors may, subject to any special rights and restrictions attached to such class of shares, decide the manner in which the shares to be redeemed shall be selected.

7.4

Sale and Voting of Purchased Shares

If the Company retains a share which it has redeemed, purchased or otherwise acquired, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)

is not entitled to vote the share at a meeting of its shareholders;

(2)

must not pay a dividend in respect of the share; and

(3)

must not make any other distribution in respect of the share.

8.

BORROWING POWERS

8.1

The Company, if authorized by the directors, may:

(1)

borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that they consider appropriate;

(2)

issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as they consider appropriate;

(3)

guarantee the repayment of money by any other person or the performance of any obligation of any other person; and

(4)

mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

8.2

Any bonds, debentures or other debt obligations of the Company may be issued at a discount, premium or otherwise, or with special privileges as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at general meetings of the Company, appointment of Directors or otherwise and may, by their terms, be assignable free from any equities between the Company and the person to whom they were issued or any subsequent holder thereof, all as the Directors may determine.

9.

ALTERATIONS

9.1

Alteration of Authorized Share Structure

Subject to Article 9,2 and the Business Corporations Act, the Company may:

 (1)

by directors’ resolution or by ordinary resolution, in each case as determined by the directors:

 (a)

create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;

 (b)

increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;

(c)

subdivide or consolidate all or any of its unissued, or fully paid issued, shares;

(d)

if the Company is authorized to issue shares of a class of shares with par value:

 (i)

decrease the par value of those shares; or

 (ii)

if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;

(e)

change all or any of its unissued shares with par value into shares without par value or any of its unissued shares without par value into shares with par value or change all or any of its fully paid issued shares with par value into shares without par value; or

 (f)

alter the identifying name of any of its shares; and

 (2)

by ordinary resolution otherwise alter its shares or authorized share structure.

9.2

Special Rights and Restrictions

Subject to the Business Corporations Act, the Company may:

 (I)

by directors’ resolution or by ordinary resolution, in each case as determined by the directors, create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, if none of those shares have been issued; or vary or delete any special rights or restrictions attached to the shares of any class or series of shares, if none of those shares have been issued; and

 (2)

by special resolution of the shareholders of the class or series affected, do any of the acts in (1) above if any of the shares of the class or series of shares have been issued.

9,3

Change of Name

The Company may by resolution of its directors or by ordinary resolution, in each case as determined by the directors, authorize an alteration of its Notice of Articles in order to change its name.

9.4

Other Alterations

The Company, save as otherwise provided by these Articles and subject to the Business Corporations Act, may:

 (1)

by directors’ resolution or by ordinary resolution, in each case as determined by the directors, authorize alterations to the Articles that are procedural or administrative in nature or are matters that pursuant to these Articles are solely within the directors’ powers, control or authority; and

 (2)

if the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, by ordinary resolution alter these Articles.

10.

MEETINGS OF SHAREHOLDERS

10.1

Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2

Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution under the Business Corporations Act to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3

Calling of Meetings of Shareholders

The directors may, whenever they think fit, call a meeting of shareholders.

10.4

Location of Meetings of Shareholders and Meetings by Telephone or Other Electronic Means

A meeting of the Company may be held:

 (I)

at a location outside British Columbia if that location is:

 (a)

approved by resolution of the directors before the meeting is held; or

 (b)

approved in writing by the Registrar of Companies before the meeting is held; and

 (2)

entirely or in part by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, if approved by directors’ resolution prior to the meeting and subject to the Business Corporations Act. Any person participating in a meeting by such means is deemed to be present at the meeting.

10.5

Notice for Meetings of Shareholders

Subject to Article 10.2, the Company must send notice of the date, time and location of any meeting of shareholders, in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by directors’ resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

 (1)

if and for so long as the Company is a public company, 21 days;

 (2)

otherwise, 10 days.

10.6

Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the ease of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

 (1)

if and for so long as the Company is a public company, 21 days;

 (2)

otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7

Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8

Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive or reduce the period of notice of such meeting.

10.9

Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting or a circular prepared in connection with the meeting must:

(1)

state the generasl nature of the special business; and

(2)

if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document:

 (a)

will be available for inspection by shareholders at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice during statutory business hours on any one or more specified days before the day set for the holding of the meeting; and

(b)

may provide that the document is available by request from the Company or accessible electronically or on a website as determined by the directors.

11.

PROCEEDINGS AT MEETINGS OF SHAREHOLDERS

11.1

Special Business

At a meeting of shareholders, the following business is special business:

(I)

at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;

(2)

at an annual general meeting, all business is special business except for the following:

(a)

business relating to the conduct of or voting at the meeting;

(b)

consideration of any financial statements of the Company presented to the meeting;

(c)

consideration of any reports of the directors or auditor;

(d)

the setting or changing of the number of directors;

(e)

the election or appointment of directors;

(1)

the appointment of an auditor;

(g)

the setting of the remuneration of an auditor;

(h)

business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;

(i)

any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.

11.2

Special Majority

The majority of votes required for the Company to pass a special resolution at a meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3

Quorum

Subject to the special rights and restrictions attached to the shares of any class or series of shares, the quorum for the transaction of business at a meeting of shareholders is one person present or represented by proxy.

11.4

Other Persons May Attend

The directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company and any other persons invited by the directors are entitled to attend any meeting of shareholders, but if any of those persons does attend a meeting of shareholders, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.5

Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.6

Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)

in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and

(2)

in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.

11.7

Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the meeting shall be terminated.

11.8

Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

 (1)

the chair of the board, if any; or

 (2)

if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.

11.9

Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president willing to act as chair of the meeting or present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose a director, officer or corporate counsel to be chair of the meeting or if none of the above persons are present or if they decline to take the chair, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.10

Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.11

Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.12

Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by at least one shareholder entitled to vote who is present in person or by proxy.

11.13

Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.12, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.14

Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

11.15

Casting Vote

In case of an equality of votes, the chair of a meeting of shareholders, either on a show of hands or on a poll, has a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.16

Manner of Taking Poll

Subject to Article 11.17, if a poll is duly demanded at a meeting of shareholders:

(1)

the poll must be taken:

 (a)

at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and

 (b)

in the manner, at the time and at the place that the chair of the meeting directs;

(2)

the result of the poll is deemed to be the decision of the meeting at which the poll is demanded;

(3)

the demand for the poll may be withdrawn by the person who demanded it.

11.17

Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.18

Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is fmal and conclusive.

11.19

Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.20

Demand for Poll

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.21

Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of a meeting for the transaction of any business other than the question on which a poll has been demanded.

11.22

Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.

VOTES OF SHAREHOLDERS

12.1

Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)

on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and

(2)

on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.

12.2

Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3

Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

 (1)

any one of the joint shareholders may vote at any meeting, either personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or

 (2)

if more than one of the joint shareholders is present at any meeting, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.

12.4

Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of A.rticle 12.3, deemed to be joint shareholders.

12.5

Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

 (1)

for that purpose, the instrument appointing a representative must:

 (a)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

 (b)

be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting;

 (2)

if a representative is appointed under this Article 12.5:

 (a)

the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and

 (b)

the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6

Proxy Provisions Do Not Apply to All Companies

Articles 12.7 to 12.15 do not apply to the Company if and for so long as it is a public company or a preexisting reporting company which has the Statutory Reporting Company Provisions as part of its Articles or to which the Statutory Reporting Company Provisions apply.

12.7

Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders of the Company may, by proxy, appoint up to two proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.8

Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.9

When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)

the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;

(2)

the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting; or

(3)

the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting.

12.10

Deposit of Proxy

A proxy for a meeting of shareholders must:

 (1)

be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting; or

 (2)

unless the notice provides otherwise, be provided, at the meeting, to the chair of the meeting or to a person designated by the chair of the meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11

Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

 (I)

at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting at which the proxy is to be used; or

 (2)

by the chair of the meeting, before the vote is taken.

12.12

Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

Rev. 2005/3/4
FORM 13 – Leitch Systems Design Inc. – Approved July 4, 2005

Adapted and reprinted with permission of the Province of British Columbia – © 2004